For the period ended 01/31/02                     Series  1, 2, 3, 4, 6, 7, 8,
File number 811-2429                                      10, 11, 12, 13, 14, 15

Sub-Item 77Q1(b):  Exhibits
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The text of the proposals  described in the answers to sub-item 77D shall hereby be incorporated by reference. Please refer to the attached sub-item 77D for a copy of the text.